Exhibit 10.29

LEASE BETWEEN

E S EAST, LLC (LANDLORD)

And

KINEMED, INC. (TENANT)

EmeryStation East, 5885 Hollis Street

Emeryville, California

A.	KineMed, Inc., a Delaware Corporation, (“Tenant”) is party to that certain lease (the “ES North Lease”) for space in a project commonly referred to as EmeryStation North located at 5980 Horton Street in Emeryville, CA (“The ES North Building”). The landlord in the ES North Lease is Emery Station Office II, LLC (“ES Office II”).

B.	ES Office II is an affiliate of E S East, LLC (“Landlord”). Landlord owns a building commonly referred to as EmeryStation East located at 5885 Hollis Street in Emeryville, CA (the “ES East Building”).

C.	Pursuant to the terms of the Eighth Amendment to the ES North Lease, ES Office II has invoked its Vivarium Relocation Right as described therein, whereby Tenant agrees to relocate its animal holding and procedure room functions and operations out of the ES North Building and into the ES East Building (the “ESE Relocation”).

D.	Pursuant to separate agreement entered into between ES Office II and Landlord, ES Office II has arranged for Landlord to enter into this Lease with Tenant to facilitate Tenant's ESE Relocation.

E.	Tenant hereby leases from Landlord, and Landlord leases to Tenant, Suite 375in the ES East Building (the “ES East Premises). The ES East Premises measures 3,455 rentable square feet and is more fully described in Exhibit A-1 attached hereto.

F.	For convenience, Landlord and Tenant wish to utilize all of the terms and conditions of the original ES North Lease (i.e. the original Lease dated May 5, 2002, not modified by the First through Eighth Amendments that were subsequently made thereto) to govern Tenant's lease of the ES East Premises, modified only by those additional terms outlined below. A copy of the ES North Lease is attached hereto and all relevant terms and conditions thereof are incorporated herein by reference. The terms of the ES North Lease, as modified by the terms below, shall together be referred to as the “ES East Lease” from and after October 20, 2010 (the “ES East Lease Effective Date”):

1)	The “Landlord” under the ES East Lease shall be E S East, LLC, with the same notice addresses as for the landlord under the E S North Lease.

2)	The Date of the ES East Lease shall be October 20, 2010.

3)	The “Building” under the ES East Lease shall be EmeryStation East; the “Address” of the Building is 5885 Hollis Street, Emeryville, CA.

4)	The “Premises” under the ES East Lease shall be the ES East Premises, as more fully described on Exhibit A-1 attached hereto.

5)	Tenant shall accept the ES East Premises in its current as-is condition subject only to Landlord's obligation, at Landlord's sole cost, to make the improvements thereto described in the drawings attached as Exhibit B-1 attached hereto (the “New Vivarium TI Drawings”), the work therein referred to as the “New Vivarium TI”.

6)	Tenant agrees to relocate its animal holding and procedure room operations out of the ES North Building and into the E S East Premises no later than fifteen (15) days after Landlord's Substantial Completion of the New Vivarium TI.

7)	The “Commencement Date” of the ES East Lease shall be the earlier to occur of: a) Tenant's opening of operations in the ES East Premises, and b) fifteen (15) days after Landlord notifies Tenant it has achieved Substantial Completion of the New Vivarium TI.

8)	The “Expiration Date” of the ES East Lease shall be July 31, 2012. The “Lease Term” of the ES East Lease shall be the period commencing on the Commencement Date and running to and including the Expiration Date.

9)	Monthly Base Rent for the ES East Premises shall be as follows:

PERIOD	MONTHLY BASE RENT
Commencement Date to June 30, 2011	$4,040.99
July 1, 2011 to June 30, 2012	$4,162.22
July 1, 2012 to July 31, 2012	$4,287.09

Notwithstanding the above, the first one hundred-eighty (180) days of Monthly Base Rent following the Commencement Date shall be free ($0.00).

10)	Tenant shall pay Tenant's Share of Operating Expenses and Taxes on the E S East Premises commencing on the Commencement Date of the E S East Lease and throughout the Lease Term. Notwithstanding the rentable area of the E S East Premises and the total rentable area of the E S East Building, Tenant's Share for the E S East premises shall be 0.82%, calculated based on the ratio Tenant's former 1,367 rentable square foot vivarium in EmeryStation North bears to the 167,668 total rentable square footage of the EmeryStation North Building, all as specified in the Eighth Amendment to the ES North Lease.

11)	The Rentable Area of the E S East Premises is 3,455 square feet.

12)	Tenant shall be entitled to one (I) unreserved parking space in the EmeryStation East Building at Landlord's standard quoted rates.

13)	The Security Deposit for the ES East Lease shall be: None.

14)	The Suite Number of the E S East Premises is 375.

15)	Parking under the ES East Lease shall be: None.

16)	Brokers under the ES East Lease shall be: None.

17)	The following sections of the ES North Lease shall not apply to the E S East Lease: a) Section 2.6 / Right of Expansion, and b) Section 3.2 / Warrants.

In witness hereof, the parties have executed this Lease.

TENANT:		LANDLORD:
KineMed, Inc.		E S East, LLC

By:	/s/ David M. Fineman	By:	/s/ Richard K. Robbins

Print Name:	David M. Fineman	Print Name:	Richard K. Robbins

EXHIBIT A-1

ES EAST PREMISES

THIRD FLOOR PARTIAL FLOOR PLAN

1/8" = 1'-0"

GENERAL NOTES - FLOOR PLAN

KEY NOTES - FLOOR PLAN

1. (N) DOOR 60 MIN. SEE A2.2
2. NEW 2 HOUR EXIT PASSAGEWAY

SYMBOLS LEGEND - FLOOR PLAN

WALL TYPE DESIGNATION
CALL BUTTON/DOOR BELL
CARD READER
DOOR OPERATOR
WALL GUARD
CORNER GUARD

DGA planning | architecture | interiors

WAREHAM DEVELOPMENT

PARTIAL FLOOR PLAN

A2.1

EXHIBIT B-1

NEW VIVARIUM T1 DRAWINGS